SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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CorMedix Inc.

(Name of Registrant as Specified In Its Charter)

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CORMEDIX INC.
745 Route 202-206, Suite 303
Bridgewater, New Jersey 08807

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 25, 2014

TO THE STOCKHOLDERS OF
CORMEDIX INC.

The 2014 annual meeting of stockholders of CorMedix Inc. will be held at our corporate headquarters, 745 Route 202-206, Suite 303, Bridgewater, New Jersey 08807, on June 25, 2014, at 11:00 a.m. Eastern time, for the following purposes:

1.	To elect seven directors to serve until the 2015 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

2.	To ratify the appointment of Friedman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

3.	To act upon such other matters as may properly come before the meeting or any adjournment thereof.

These matters are more fully described in the proxy statement accompanying this notice.

The Board has fixed the close of business on May 1, 2014 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. A list of stockholders eligible to vote at the meeting will be available for review during our regular business hours at our principal offices in Bridgewater, New Jersey for the 10 days prior to the meeting for review for any purposes related to the meeting.

You are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to vote by proxy by following the instructions contained in the proxy statement. You may revoke your proxy in the manner described in the proxy statement at any time before it has been voted at the meeting. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.  Your vote is important.  Whether or not you plan to attend the annual meeting, we hope that you will vote as soon as possible.

We are pleased to take advantage of the Securities and Exchange Commission, or SEC, rules that allow us to furnish proxy materials, including this notice, the proxy statement (including an electronic proxy card for the meeting) and our 2013 Annual Report to Stockholders via the Internet. Taking advantage of these rules allows us to lower the cost of delivering annual meeting materials to our stockholders and reduce the environmental impact of printing and mailing these materials.

Bridgewater, New Jersey
Dated: May 16, 2014

By Order of the Board of Directors

Antony E. Pfaffle
Secretary

QUESTIONS AND ANSWERS ABOUT THE 2014 ANNUAL MEETING

Q:	Who may vote at the meeting?

A:
The Board of Directors has set May 1, 2014 as the record date for the meeting. If you owned shares of our common stock at the close of business on May 1, 2014, you may attend and vote at the meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. As of May 1, 2014, there were 21,993,384 shares of our common stock outstanding and entitled to vote at the meeting. Our outstanding Series B, C-2, C-3, D and E preferred stock is non-voting and therefore has no voting rights at the Annual Meeting.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
If your shares are registered directly in your name with our transfer agent, VStock Transfer, LLC, you are considered, with respect to those shares, a “stockholder of record.” If you are a stockholder of record, we have sent these proxy materials to you directly.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. In that case, these proxy materials have been forwarded to you by your broker, bank, or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record on how to vote your shares by using the voting instruction card included in the mailing.

Q:	What is the quorum requirement for the meeting?

A:
A majority of our outstanding shares of capital stock entitled to vote as of the record date must be present at the meeting in order for us to hold the meeting and conduct business. This is called a quorum. Your shares will be counted as present at the meeting if you:

●           are present and entitled to vote in person at the meeting; or

●           properly submitted a proxy card or voter instruction card in advance of or at the meeting.

If you are present in person or by proxy at the meeting, but abstain from voting on any or all proposals, your shares are still counted as present and entitled to vote. Each proposal listed in this proxy statement identifies the votes needed to approve or ratify the proposed action.

Q:	What proposals will be voted on at the meeting?

A:	The two proposals to be voted on at the meeting are as follows:

1.	To elect the seven directors named in the proxy statement to serve until our next annual meeting or until their successors have been elected and qualified; and

2.	To ratify the appointment of Friedman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

We will also consider any other business that properly comes before the meeting. As of the record date, we are not aware of any other matters to be submitted for consideration at the meeting. If any other matters are properly brought before the meeting, the persons named in the enclosed proxy card or voter instruction card will vote the shares they represent using their best judgment.

Q:	How may I vote my shares in person at the meeting?

A:
If your shares are registered directly in your name with our transfer agent, VStock Transfer, LLC, you are considered, with respect to those shares, the stockholder of record. As the stockholder of record, you have the right to vote in person at the meeting. You will need to present a form of personal photo identification in order to be admitted to the meeting. If your shares are held in a brokerage account or by another nominee or trustee, you are considered the beneficial owner of shares held in street name. As the beneficial owner, you are also invited to attend the meeting. Because a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your broker, nominee, or trustee that holds your shares, giving you the right to vote the shares at the meeting.

Q:	How can I vote my shares without attending the meeting?

A:
Whether you hold shares directly as a registered stockholder of record or beneficially in street name, you may vote without attending the meeting.  If your common stock is held by a broker, bank or other nominee, they should send you instructions that you must follow in order to have your shares voted. If you hold shares in your own name, you may vote by proxy in any one of the following ways:

●	Via the Internet by accessing the proxy proxy materials on the secured website https://www.IPROXYDIRECT.com/CRMD and following the voting instructions on that website;

●	Via telephone by calling toll free 1-866-752-8683 in the United States or 1-866-752-VOTE (8683) outside the United States and following the recorded instructions; or

●
By requesting that printed copies of the proxy materials be mailed to you pursuant to the instructions provided in the Notice of Internet Availability of Proxy Materials and completing, dating, signing and returning the proxy card that you receive in response to your request.

The Internet and telephone voting procedures are designed to authenticate stockholders’ identities by use of a control number to allow stockholders to vote their shares and to confirm that stockholders’ instructions have been properly recorded. Voting via the Internet or telephone must be completed by 11:59 p.m. Eastern Time on June 24, 2014. Of course, you can always come to the meeting and vote your shares in person. If you submit or return a proxy card without giving specific voting instructions, your shares will be voted as recommended by the Board of Directors.

Q:	How can I change my vote after submitting it?

A:	If you are a stockholder of record, you can revoke your proxy before your shares are voted at the meeting by:

●
Filing a written notice of revocation bearing a later date than the proxy with our Corporate Secretary either before the meeting or at the meeting at 745 Route 202-206, Suite 303, Bridgewater, New Jersey 08807;

●
Duly executing a later-dated proxy relating to the same shares and delivering it to our Corporate Secretary either before the meeting or at the meeting and before the taking of the vote, at 745 Route 202-206, Suite 303, Bridgewater, New Jersey 08807; or

●	Attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy).

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker, or other holder of record. You may also vote in person at the meeting if you obtain a legal proxy from them as described in the answer to a previous question.

Q:	Where can I find the voting results of the meeting?

A:	We will announce the preliminary voting results at the annual meeting. We will publish the results in a Form 8-K filed with the SEC within four business days of the annual meeting.

CORMEDIX INC.
745 Route 202-206, Suite 303
Bridgewater, New Jersey 08807

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
JUNE 25, 2014

This proxy statement has been prepared by the management of CorMedix Inc. “We,” “our” and the “Company” each refers to CorMedix Inc.

In accordance with the rules of the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, we are now furnishing proxy materials, including the notice, this proxy statement, our 2013 Annual Report to Stockholders, including financial statements, and a proxy card for the meeting, by providing access to them on the Internet to save printing costs and benefit the environment. These materials were first available on the Internet on May 16, 2014. We mailed a Notice of Internet Availability of Proxy Materials on or about May 16, 2014 to our stockholders of record and beneficial owners as of May 1, 2014, the record date for the meeting. This proxy statement and the Notice of Internet Availability of Proxy Materials contain instructions for accessing and reviewing our proxy materials on the Internet and for voting by proxy over the Internet. You will need to obtain your own Internet access if you choose to access the proxy materials and/or vote over the Internet. If you prefer to receive printed copies of our proxy materials, the Notice of Internet Availability of Proxy Materials contains instructions on how to request the materials by mail. You will not receive printed copies of the proxy materials unless you request them. If you elect to receive the materials by mail, you may also vote by proxy on the proxy card or voter instruction card that you will receive in response to your request.

GENERAL INFORMATION ABOUT SOLICITATION VOTING AND ATTENDING

Who Can Vote

You are entitled to attend the meeting and vote your common stock if you held shares as of the close of business on May 1, 2014. At the close of business on May 1, 2014, a total of 21,993,384 shares of common stock were outstanding and entitled to vote. Each share of common stock has one vote.

Counting Votes

Consistent with state law and our bylaws, the presence, in person or by proxy, of at least a majority of the shares entitled to vote at the meeting will constitute a quorum for purposes of voting on a particular matter at the meeting.  Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof unless a new record date is set for the adjournment.  Shares held of record by stockholders or their nominees who do not vote by proxy or attend the meeting in person will not be considered present or represented and will not be counted in determining the presence of a quorum. Signed proxies that withhold authority or reflect abstentions and “broker non-votes” will be counted for purposes of determining whether a quorum is present. “Broker non-votes” are proxies received from brokerage firms or other nominees holding shares on behalf of their clients who have not been given specific voting instructions from their clients with respect to non-routine matters.

Assuming the presence of a quorum at the meeting:

●
The election of directors will be determined by a plurality of the votes cast at the meeting. This means that the seven nominees receiving the highest number of “FOR” votes will be elected as directors.  Withheld votes and broker non-votes, if any, are not treated as votes cast, and therefore will have no effect on the proposal to elect directors.

●
the ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the meeting. Abstentions and broker non-votes are counted for purposes of determining the shares represented and voting and will have the effect of a vote against this proposal.

With respect to “routine” matters, such as the ratification of the selection of our independent registered public accounting firm, a bank, brokerage firm, or other nominee has the authority (but is not required) under the rules governing self-regulatory organizations, or SRO rules, including the NYSE MKT, on which our common stock is listed, to vote its clients’ shares if the clients do not provide instructions.  When a bank, brokerage firm, or other nominee votes its clients’ shares on routine matters without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the meeting and in determining the number of shares voted FOR, AGAINST or ABSTAINING with respect to such routine matters.

With respect to “non-routine” matters, such as the election of directors, a bank, brokerage firm, or other nominee is not permitted under the SRO rules to vote its clients’ shares if the clients do not provide instructions.  The bank, brokerage firm, or other nominee will so note on the voting instruction form, and this constitutes a “broker non-vote.” “Broker non-votes” will be counted for purposes of establishing a quorum to conduct business at the meeting, but not for determining the number of shares voted FOR, AGAINST, ABSTAINING or WITHHELD FROM with respect to such non-routine matters.

In summary, if you do not vote your proxy, your bank, brokerage firm, or other nominee may either:

●	vote your shares on routine matters and cast a “broker non-vote” on non-routine matters; or

●	leave your shares unvoted altogether.

We strongly encourage you to provide instructions to your bank, brokerage firm, or other nominee by voting your proxy.  This action ensures that your shares will be voted in accordance with your wishes at the meeting.

Because your vote on the ratification of the appointment of our independent registered public accounting firm is advisory, it will not be binding on our Board or our company.  However, our Board and the Audit Committee will consider the outcome of the vote when making future decisions regarding the selection of our independent registered public accounting firm.

Cost of this Proxy Solicitation

We will pay the cost of this proxy solicitation. In addition to soliciting proxies by mail, our directors and employees might solicit proxies personally and by telephone. None of these individuals will receive any additional compensation for this. We did not, but may in the future, retain a proxy solicitor to assist in the solicitation of proxies for a fee. We will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their principals and obtaining their proxies.

Attending the Annual Meeting

If you are a holder of record and plan to attend the annual meeting, please bring a photo identification to confirm your identity. If you are a beneficial owner of common stock held by a bank or broker, i.e., in “street name,” you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote in person your common stock held in street name, you must get a proxy in your name from the registered holder.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Our bylaws currently provide that the number of directors constituting the Board shall be not less than five nor more than nine.  The Board may establish the number of directors within this range. There are seven directors presently serving on our Board, and the number of directors to be elected at this annual meeting is seven.

The Board proposes the seven nominees listed below for election to the Board for a one-year term. The Board has determined that all directors, except Randy Milby, our Chief Executive Officer, are independent as defined in Rule 803A(2) of the NYSE MKT Rules.  In addition to the specific bars to independence set forth in that rule, we also consider whether a director or his or her affiliates have provided any services to, worked for or received any compensation from us or any of our subsidiaries in the past three years in particular. In addition, none of the nominees is related by blood, marriage or adoption to any other nominee or any of our executive officers.

Directors with Terms Expiring in 2014
Name	Age	Director Since	Position(s) with CorMedix
Matthew Duffy	51	November 2011	Director
Michael W. George	65	February 2014	Director
Steven Lefkowitz	58	August 2011	Director and Interim Chief Financial Officer
Taunia Markvicka	45	April 2014	Director
Randy Milby	61	August 2013	Director
Antony E. Pfaffle, M.D.	50	February 2007	Director, Acting Chief Scientific Officer and Secretary
Cora M. Tellez	64	April 2014	Director

Matthew P. Duffy has been a director of CorMedix since November 2011.  Mr. Duffy is currently Managing Director at Roberts Mitani Advisors, LLC, a boutique investment bank in New York. He has also been Managing Partner and founder of Black Diamond Research, LLC, since July 2001.  Further, he is a founder of Algorithm Sciences, LLC and Identic Pharmaceuticals, LLC. In addition, he is a managing member of NSIP LLC, and a member of the Executive Committee of Ellington Asset Management, LLC.  He led commercial operations at Lev Pharmaceuticals, from November 2007 to October 2008.  From 1995 to 2001, Mr. Duffy led the marketing group at MedImmune, Inc.  Mr. Duffy holds the series 7, 63 and 65 securities licenses and received his undergraduate degree from Duke University.  Among other experience, qualifications, attributes and skills, Mr. Duffy’s commercial and marketing expertise with development stage biotechnology companies led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

Michael W. George joined our board in February 2014.  He is currently the Chief Executive Officer of Michael George & Associates, a healthcare consulting firm.  Prior to forming Michael George & Associates, Mr. George served as a restructuring and turnaround executive for aaiPharma Inc., Derm Tech International and Urocor, Inc.  Prior to that, he served as President/North America of Elan Pharmaceuticals.  He has over 25 years of sales and marketing experience, including senior management positions, with three large pharmaceutical companies, DuPont Merck Pharmaceutical Company, Bristol Myers Pharmaceutical Company and Sandoz Pharmaceuticals, Inc. (now Novartis). Mr. George serves on the board of ClearPath Diagnostics, Inc., a private company, and Coastal Horizons, Inc., a non-profit corporation.  He holds a B.S. in Business Administration from Central Missouri State University (now the University of Central Missouri) and a Masters of Business Administration from New Hampshire College (now the University of Southern New Hampshire).  Among other experience, qualifications, attributes and skills, Mr. George’s significant marketing and leadership experience with healthcare companies led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

Steven W. Lefkowitz has been a director of CorMedix since August 2011, chairman of the Audit Committee from August 2011 to August 2013, and a member of the Audit and Compensation Committees from August 2011. He became our Interim Chief Financial Officer in August 2013.  Mr. Lefkowitz has been the President and Founder of Wade Capital Corporation a financial advisory services company, since June 1990.  Mr. Lefkowitz also serves as a director in both publicly traded and privately held companies.  Mr. Lefkowitz has been a director of Franklin Credit Management Corporation, formerly known as Franklin Credit Holding Corporation, a public specialty consumer finance company since 1996, a director of AIS, RE, a privately held reinsurance company since 2001 and a director and chairman of the board of MedConx, Inc., a privately held medical devices connector company since 2007. Mr. Lefkowitz received his A.B. from Dartmouth College in 1977 and his M.B.A. from Columbia University in 1985. Among other experience, qualifications, attributes and skills, Mr. Lefkowitz’s financial expertise with development stage biotechnology companies led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

Taunia Markvicka became a director of our company in April 2014.  She is Senior Vice President, Chief Commercial Officer at Pacira Pharmaceuticals (Nasdaq: PCRX, a position she has held since January 2014, prior to which she served as Vice President, Commercial of Pacira, beginning in November 2010. Dr. Markvicka is a partner at Stack Pharmaceuticals, Inc., a commercialization, marketing, and strategy firm, in addition to her role at Pacira. Prior to Pacira, Dr. Markvicka served as a franchise marketing director at The Medicines Company for cardiovascular and hematology acute care products. Previously, Dr. Markvicka was Marketing Director at Watson Pharmaceuticals, where she oversaw marketing, medical marketing and new product planning for urology and general products. She was also with Advantage Healthcare, a strategic marketing and new product planning firm, as a Vice President, for two years. She joined the pharmaceutical industry, initially taking a two year post-doctoral fellowship position with Sandoz (now Novartis). Dr. Markvicka holds a Doctor of Pharmacy degree from the University of Nebraska, an MBA from St. Joseph's University, and she maintains her license as a registered pharmacist.  Among other experience, qualifications, attributes and skills, Dr. Markvicka’s extensive medical and marketing expertise led to the conclusion of our Board that she should serve as a director of our company in light of our business and structure.

Randy Milby joined our board in August 2013. He was brought on as our Chief Operating Officer in May 2012 and became our Chief Executive Officer in December 2012.  Prior to joining us, Mr. Milby was co-founder and a managing director of WaterStone Bridge, LLC, a healthcare consulting services firm he founded in September 2010. Mr. Milby served as Global Business Director, Applied Biosciences, and other management positions at Dupont Company from 1999 through 2010. From 1998 through 1999, Mr. Milby was also a Healthcare Analyst at Goldman Sachs & Company. Mr. Milby received his Pharmacy degree at the University of Kansas and his MBA from Washington University in St. Louis.  Among other experience, qualifications, attributes and skills, Mr. Milby’s commercial and leadership experience with healthcare companies led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

Antony E. Pfaffle, M.D. has been a director of CorMedix since February 2007 and, effective January 1, 2013, became our Acting Chief Scientific Officer. Dr. Pfaffle has been Director of Healthcare Research at Bearing Circle Capital, L.P., an investment fund, since May 2007. Dr. Pfaffle is an Advisory Medical Director for ParagonRx, an Inventiv Company specializing in drug and device risk evaluation and mitigation. He was a Managing Director at Paramount BioCapital, Inc. and Senior Vice-President of Business Development at Paramount BioSciences, LLC from December 2005 to May 2007. Dr. Pfaffle was a Principal and Founder of Black Diamond Research, an investment research company, from July 2001 to December 2005. Dr. Pfaffle is an internist who practiced nephrology at New York Hospital-Weill Cornell Medical Center, Lenox Hill Hospital and Memorial Sloan-Kettering Cancer Center. Dr. Pfaffle received his M.D. from New York Medical College in 1989.  Among other experience, qualifications, attributes and skills, Dr. Pfaffle’s financial expertise, knowledge of the investment community, medical science background and experience with development stage biopharmaceutical companies led to the conclusion of our Board that he should serve as a director of our company in light of our business and structure.

Cora M. Tellez joined our board in April 2014.  Ms. Tellez is the President and Chief Executive Officer of Sterling HSA, an independent health accounts administrator which she founded in 2004. Prior to starting Sterling HSA, Ms. Tellez served as President of the health plans division of Health Net, Inc., an insurance provider. She later served as President of Prudential's western health care operations, CEO of Blue Shield of California, Bay Region and Regional Manager for Kaiser Permanente of Hawaii. Ms. Tellez serves on the Board of Directors of several private and not-for-profit companies, including Practice Fusion, HMS, Inc., and the Institute for Medical Quality. Among other experience, qualifications, attributes and skills, Ms. Tellez’s extensive experience in the healthcare industry led to the conclusion of our Board that she should serve as a director of our company in light of our business and structure.

Recommendation

The Board unanimously recommends that stockholders vote FOR the election of the seven nominees for election to the Board for a one-year term.

Vote Required

Directors are elected by a plurality of the votes cast at the annual meeting. This means that the seven nominees receiving the highest number of votes will be elected.

Voting by the Proxies

The proxies will vote your common stock in accordance with your instructions.  If you are a stockholder of record, unless you mark your proxy card to withhold authority to vote, your common stock will be voted for the election of the nominees named in this proxy statement. Each nominee has agreed to serve and we expect that each of the nominees will be able to serve if elected. However, if any nominee is unavailable for election, the proxies may vote your common stock to elect a substitute nominee proposed by the Board.

If you are a beneficial owner of shares held in street name and you do not provide your broker with voting instructions, under the SRO rules governing brokers, your broker may not vote your shares on the election of directors.

PROPOSAL NO. 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Pursuant to its charter, the Audit Committee of our Board has appointed the firm Friedman LLP, New York, New York, to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2014. While the Audit Committee is solely responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, the Committee and the Board are requesting that the stockholders ratify this appointment. If the stockholders ratify this appointment, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it believes that doing so would be in the best interests of our stockholders. If the stockholders do not ratify this appointment, the Audit Committee may reconsider, but might not change, its appointment.

Representatives of Friedman LLP are expected to be present at the annual meeting of stockholders with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Information about Change of Independent Registered Public Accounting Firm

On May 15, 2014, we changed our independent registered public accounting firm from CohnReznick LLP to Friedman LLP for the year ending December 31, 2014.  The change was approved by the Audit Committee of the Board of Directors.

CohnReznick’s reports on our consolidated financial statements as of December 31, 2012 and 2013, and for the two years then ended and for the period from July 28, 2006 (inception) to December 31, 2013 did not contain an adverse opinion or a disclaimer of opinion , and were not qualified or modified as to uncertainty, audit scope or accounting principles, although the report for the year ended December 31, 2012 contained an explanatory paragraph relating to our ability to continue as a going concern.

During the two years ended December 31, 2013 and through the date of their dismissal, there were no: (a) disagreements with CohnReznick on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to CohnReznick’s satisfaction, would have caused CohnReznick to make reference to the subject matter thereof in connection with its reports on our financial statements as of December 31, 2012 and 2013, and for the two years then ended and for the period from July 28, 2006 (inception) to December 31, 2013; or (b) “reportable events”, as defined under Item 304(a)(1)(v) of Regulation S-K.  However, CohnReznick identified material weaknesses in our financial reporting process related to our limited finance staff and the resulting ineffective management review over financial reporting, coupled with increasingly complex accounting treatments associated with our financing activities and European expansion.

CohnReznick has indicated to us that it agrees with the foregoing statements contained in the paragraphs above as they relate to CohnReznick and has furnished a letter dated May 16, 2014 to the United States Securities and Exchange Commission to this effect.  A copy of the letter from CohnReznick is attached to this Form 8-K as Exhibit 16.1.

During the two years ended December 31, 2013 and through May 16, 2014, neither we nor anyone acting on our behalf consulted with Friedman LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Vote Required

Ratification of the appointment of Friedman LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the meeting. In accordance with Delaware law, abstentions and broker non-votes will be counted for purposes of determining both whether a quorum is present at the annual meeting and the total number of shares represented and voting on this proposal and, accordingly, will have the effect of a vote AGAINST the approval of this proposal.

Voting by the Proxies

The proxies will vote your common stock in accordance with your instructions. Unless you give specific instructions to the contrary, your common stock will be voted for the ratification of the appointment of Friedman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

Recommendation

The Board unanimously recommends that stockholders vote FOR the ratification of the appointment of Friedman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

CORPORATE GOVERNANCE

Information about the Board of Directors and its Committees

Board Composition

Our Board currently consists of seven members. Directors elected at this meeting and each subsequent annual meeting will be elected for one-year terms or until their successors are duly elected and qualified.

We separate the positions of Chairman, currently held by independent director Cora M. Tellez, and that of Chief Executive Officer, currently held by Randy Milby. While the Board believes that separation of these positions serves our company well, and intends to maintain this separation where appropriate and practicable, the Board does not believe that it is appropriate to prohibit one person from serving as both Chairman and Chief Executive Officer.

Selection of Nominees for our Board of Directors

To be considered as a director nominee, an individual must have, among other attributes: high personal and professional ethics, integrity and values; commitment to our company and its stockholders; an inquisitive and objective perspective and mature judgment; availability to perform all Board and committee responsibilities; and independence. In addition to these minimum requirements, the Nominating and Governance Committee will also evaluate whether the nominee’s skills are complementary to the existing directors’ skills and the Board’s need for operational, management, financial, international, industry-specific or other expertise. We do not have a specific written policy with regard to the consideration of diversity in identifying director nominees. We focus on identifying nominees with experience, qualifications, attributes and skills to work with the other directors to serve the long-term interests of our stockholders. All those matters being equal, we do and will consider diversity a positive additional characteristic in potential nominees.

The Nominating and Governance Committee invites Board members to submit nominations for director. In addition to candidates submitted by Board members, director nominees recommended by stockholders will be considered. Stockholder recommendations must be made in accordance with the procedures described in the section titled “Stockholder Proposals” below and will receive the same consideration that other nominees receive. All nominees are evaluated by the Nominating and Governance Committee to determine whether they meet the minimum qualifications and whether they will satisfy the Board’s needs for specific expertise at that time. The Committee recommends to the full Board nominees for election as directors at our annual meeting of stockholders.

No stockholder has nominated anyone for election as a director at this annual meeting.

Board Committees

Our Board has established an Audit Committee, Compensation Committee and Nominating and Governance Committee. Our Audit Committee consists of Ms. Tellez (Chair), Mr. Duffy and Ms. Markvicka.  Our Compensation Committee consists of Dr. Pfaffle (Chair), Mr. Duffy, Mr. George, Mr. Lefkowitz and Ms. Markvicka. Our Nominating and Governance Committee consists of Mr. George (Chair), Ms. Markvicka and Ms. Tellez.

Our Board has undertaken a review of the independence of our directors and has determined that all directors except Randy Milby are independent within the meaning of Section 803A(2) of the NYSE MKT Rules and that Ms. Tellez, Mr. Duffy and Ms. Markvicka meet the additional test for independence for audit committee members imposed by Securities and Exchange Commission, or SEC, regulation and Section 803B(2) of the NYSE MKT Rules. The members of our Compensation Committee are all independent within the meaning of Section 805(c) of the NYSE MKT Rules.

Each of the above-referenced committees operates pursuant to a formal written charter.  The charters for each committee, which have been adopted by our Board, contain a detailed description of the respective committee’s duties and responsibilities and are available on our website at www.cormedix.com under the “Investor Relations—Corporate Governance” tab.

Audit Committee

The primary purpose of our Audit Committee is to assist the Board in the oversight of the integrity of our accounting and financial reporting process, the audits of our consolidated financial statements, and our compliance with legal and regulatory requirements. The Audit Committee is responsible for hiring the independent registered public accounting firm, reviewing and approving the planned scope of the annual audit and pre-approving all audit services and permissible non-audit services provided by our independent registered public accounting firm.  Its role also includes meeting with management and our independent registered public accounting firm to review our annual audited financial statements and quarterly financial statements.  The Audit Committee monitors the integrity of our financial statements, the performance of our internal audit function and our compliance with regulatory and legal requirements.  The Audit Committee also approves any related party transaction.

Compensation Committee

The primary purpose of our Compensation Committee is to assist our Board in exercising its responsibilities relating to compensation of our executive officers and employees and to administer our equity compensation and other benefit plans. In carrying out these responsibilities, this committee reviews all components of executive officer and employee compensation for consistency with its compensation philosophy, as in effect from time to time. Our Compensation Committee is responsible for reviewing and recommending to our Board the compensation paid to directors, as well as designing and implementing compensation policies for our key personnel, including executive officers and employees. Finally, the Compensation Committee has the authority to obtain, at our expense, the advice and assistance of internal or external advisers, experts and others to assist the Committee.

Nominating and Governance Committee

The primary purpose of our Nominating and Governance Committee is to assist our Board in promoting the best interest of our company and our stockholders through the implementation of sound corporate governance principles and practices. The Nominating and Governance Committee is also responsible for identifying candidates to serve on our Board, developing and recommending a self-evaluation process for our Board and overseeing the self-evaluation process.

Information Regarding Meetings of the Board and Committees

The business of our company is under the general oversight of our Board as provided by the laws of Delaware and our bylaws.  During the fiscal year ended December 31, 2014, the Board held 15 meetings and also conducted business by written consent, the Audit Committee held six meetings and also conducted business by written consent, the Compensation Committee held eight meetings and also conducted business by written consent, and the Nominating and Governance Committee held one meeting.  Each person who was a director during 2013 attended at least 75% of the Board meetings and the meetings of the committee on which he served. We do not have a formal written policy with respect to Board members’ attendance at our annual meetings of stockholders, but we encourage them to do so. All of our directors attended the 2013 annual meeting.

Risk Oversight

Our Board is responsible for our company’s risk oversight and has delegated that role to the Audit Committee.  In fulfilling that role, the Audit Committee focuses on our general risk-management strategy, the most significant risks facing our company, and ensures that risk-mitigation strategies are implemented by management. The Compensation Committee oversees risks related to our compensation and benefit plans and policies to ensure sound pay practices that do not cause risks to arise that are reasonably likely to have a material adverse effect on our company.  The Nominating and Governance Committee seeks to minimize risks related to governance structure by implementing sound corporate governance principles and practices.  Each of the committees regularly reports to the full Board as appropriate on its efforts at risk oversight, and will report any matter that rises to the level of a material or enterprise-level risk.

Stockholder Proposals

 The Bylaws establish procedures for stockholder nominations for elections of directors and bringing business before any annual meeting or special meeting of stockholders. A stockholder entitled to vote in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been delivered to our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the prior year’s annual meeting. In the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the prior year’s annual meeting, the stockholder notice must be given not more than 120 days nor less than the later of 90 days prior to the date of the annual meeting or, if it is later, the 10th day following the date on which the date of the annual meeting is first publicly announced or disclosed by us.

A stockholder’s notice must set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, and (ii) the class and number of shares of our company that are owned beneficially and of record by such stockholder and such beneficial owner; and (d) any additional information reasonably requested by the Board.

Notwithstanding anything in the previous paragraph to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by the Bylaws will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to our Corporate Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by us.

The chairman of the meeting has the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in the Bylaws and, if any proposed nomination or business is not in compliance with the Bylaws, to declare that such defective proposal or nomination will be disregarded.

Stockholder Communications with the Board

Stockholders who wish to do so may communicate directly with the Board or specified individual directors by writing to:

Board of Directors (or name of individual director)
c/o Secretary
CorMedix Inc.
745 Route 202-206, Suite 303
Bridgewater, NJ 08807

We will forward all communications from stockholders to the full Board, to non-management directors, to an individual director or to the chairperson of the Board committee that is most closely related to the subject matter of the communication, except for the following types of communications: (i) communications that advocate that we engage in illegal activity; (ii) communications that, under community standards, contain offensive or abusive content; (iii) communications that have no relevance to our business or operations; and (iv) mass mailings, solicitations and advertisements. The Corporate Secretary will determine when a communication is not to be forwarded. Our acceptance and forwarding of communications to directors does not imply that directors owe or assume any fiduciary duties to persons submitting the communications.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders

The following table shows the number of shares of our common stock beneficially owned as of April 30, 2014 by:

●	each person known by us to own beneficially more than 5% of the outstanding shares of our common stock;

●	each director and nominee for director;

●	each of our executive officers named in the Summary Compensation Table below (the “Named Executive Officers”); and

●	all of our current directors and executive officers as a group.

This table is based upon the information supplied by our Named Executive Officers, directors and principal stockholders and from Schedules 13D and 13G filed with the SEC.  Except as indicated in footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown, and their address is c/o CorMedix Inc., 745 Route 202-206, Suite 303, Bridgewater, New Jersey 08807.  As of April 30, 2014, we had 21,993,384 shares of common stock outstanding. Beneficial ownership in each case also includes shares issuable upon exercise of outstanding options that can be exercised within 60 days after April 30, 2014 for purposes of computing the percentage of common stock owned by the person named. Options owned by a person are not included for purposes of computing the percentage owned by any other person.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned (1)
	Shares	%
5% or Greater Stockholders:
Kingsbrook Partners LP (2)	2,324,672	9.9
Elliott Associates, L.P. (3)	1,330,477	9.9

Directors and Named Executive Officers:
Matthew P. Duffy (4)	465,723	2.1
Gary A. Gelbfish, M.D. (5)	1,736,049	7.6
Michael W. George (6)	5,000	*
Steve Lefkowitz (7)	893,312	4.0
Taunia Markvicka(8)	10,000	*
Randy Milby (9)	1,008,743	4.4
Antony E. Pfaffle, M.D. (10)	596,725	2.6
Cora M. Tellez (11)	60,000	*

All executive officers and directors as a group (8 persons) (12)	4,775,552	18.8

__________________
* Represents holdings of less than 1% of shares outstanding.

(1)
Based upon 21,993,384 shares of our common stock outstanding on April 30, 2014 and, with respect to each individual holder, rights to acquire our common stock exercisable within 60 days of April 30, 2014.

(2)
Due to the Ownership Limitation (as defined below), Kingsbrook Partners LP (“Kingsbrook”) may be deemed the beneficial owner of 2,324,672 shares of our common stock through securities held by it and by Kingsbrook Opportunities Master Fund LP (the “Fund”), for which Kingsbrook serves as the investment manager. Notwithstanding the above, Kingsbrook beneficially holds: (i) 1,480,000 shares of our common stock held by the Fund, (ii) May 2013 warrants held by the Fund exercisable for 500,000 shares of our common stock, (iii) October 2013 warrants held by the Fund exercisable for 750,000 shares of our common stock, and  (iv) 1,667 shares of our Series E non-voting convertible preferred stock held by the Fund  convertible into 33,340 shares of our common stock (the May 2013 warrants, the October 2013 warrants and the Series E preferred stock shall collectively be referred to herein as the “Convertible Securities”).  However, in accordance with Rule 13d-4 under the Exchange Act, the number of shares of our common stock into which the Convertible Securities are convertible or exercisable, as applicable, are limited pursuant to the terms of the Convertible Securities to that number of shares of our common stock which would result in Kingsbrook having aggregate beneficial ownership of, with respect to the May 2013 warrants, the October 2013 warrants and the Series E preferred stock, 9.99% of the total issued and outstanding shares of our common stock (the "Ownership Limitation").  Kingsbrook disclaims beneficial ownership of any and all shares of our common stock issuable upon any conversion or exercise of the Convertible Securities if such conversion or exercise would cause Kingsbrook’s aggregate beneficial ownership to exceed or remain above the applicable Ownership Limitation (as is currently the case).  Therefore, Kingsbrook disclaims beneficial ownership of any of our common stock other than 438,668 shares, issuable upon any conversion or exercise of the May 2013 warrants, the October 2013 warrants and the Series E preferred stock. The business address of Kingsbrook is 689 Fifth Avenue, 12th Floor, New York, New York 10022. Based solely on information contained in a Schedule 13G filed with the SEC on March 25, 2014 by Kingsbrook Partners and other information known to us.

(3)
Due to the Ownership Limitation (as defined below), Elliott Associates, L.P. (“Elliott Associates”) may be deemed the beneficial owner of 2,832,184 shares of our common stock through securities held by it and by Manchester Securities Corp., a wholly-owned subsidiary of Elliott Associates (“Manchester”), and Elliott International, L.P., a wholly-owned subsidiary of Elliott Associates (“Elliott International”). Notwithstanding the above, Elliott Associates beneficially holds: (i) 781,440 shares of our common stock held by Manchester, (ii) 2010 warrants held by Manchester exercisable for 390,720 shares of our common stock, (iii) 2012 warrants exercisable for 1,000,000 shares of our common stock, (iv) May 2013 warrants exercisable for 500,000 shares of our common stock, (v) 52,500 shares of our Series C-2 non-voting convertible preferred stock convertible into 525,000 shares of our common stock, (vi) October 2013 warrants exercisable for 262,500 shares of our common stock, (vii) 97,500 shares of our Series C-2 non-voting convertible preferred stock held by Elliott International convertible into 975,000 shares of our common stock, (viii) October 2013 warrants held by Elliott International exercisable for 487,500 shares of our common stock, (ix) 57,400 shares of our Series D non-voting convertible preferred stock held by Manchester convertible into 1,148,000 shares of our common stock, and  (x) 53,537 shares of our Series E non-voting convertible preferred stock held by Manchester convertible into 1,070,740 shares of our common stock (the 2012 warrants, the May 2013 warrants and the October 2013 warrants shall collectively be referred to herein as the “Convertible Securities”).  However, in accordance with Rule 13d-4 under the Exchange Act, the number of shares of our common stock into which the Convertible Securities are convertible or exercisable, as applicable, are limited pursuant to the terms of the Convertible Securities to that number of shares of our common stock which would result in Elliott Associates having aggregate beneficial ownership of (a) with respect to the 2012 warrants, 4.999% of the total issued and outstanding shares of our common stock, and (b) with respect to the May 2013 warrants, the October 2013 warrants, the Series C-2 preferred stock, the Series D preferred stock and the Series E preferred stock, 9.99% of the total issued and outstanding shares of our common stock (the "Ownership Limitation").  Elliott Associates disclaims beneficial ownership of any and all shares of our common stock issuable upon any conversion or exercise of the Convertible Securities if such conversion or exercise would cause Elliott Associates’ aggregate beneficial ownership to exceed or remain above the applicable Ownership Limitation (as is currently the case).  Therefore, Elliott Associates disclaims beneficial ownership of any of our common stock issuable upon any conversion or exercise of the 2012 warrants, and any shares of our common stock, other than 4,308,616 shares, issuable upon any conversion or exercise of the May 2013 warrants, the October 2013 warrants, the Series C-2 preferred stock, the Series D preferred stock and the Series E preferred stock. The business address of Elliott Associates is 40 West 57th Street, 30th Floor, New York, New York 10019.  Based solely on information contained in a Schedule 13G filed with the SEC on April 9, 2010 by Elliott Associates and other information known to us.

(4)
Consists of (i) 38,339 shares of our common stock, (ii) 397,500 shares of our common stock issuable upon exercise of stock options, (iii) 25,000 shares of our common stock issuable upon exercise of 2012 warrants, and (iv) 4,884 shares of our common stock issuable upon conversion of 2010 warrants. The warrants identified in clause (iii) above prohibit conversion or exercise if after such conversion or exercise Mr. Duffy and his affiliates would beneficially own more than 4.9% of our outstanding common stock.

(5)
Consists of (i) 522,559 shares of our common stock held by Dr. Gelbfish individually, (ii) 94,496 shares of our common stock held jointly by Dr. Gelbfish and his wife, (iii) 70,872 shares of our common stock held by Dr. Gelbfish as custodian for certain of his children, (iv) 70,872 shares of our common stock held by Landmark Foundation, of which Dr. Gelbfish and his wife are trustees, (v) 381,250 shares of our common stock issuable upon exercise of stock options held by Dr. Gelbfish individually, (vi) 500,000 shares of our common stock issuable upon conversion of 50,000 shares of our Series C-3 convertible preferred stock, (vii) 38,400 shares of our common stock issuable upon exercise of 2009 warrants held jointly by Dr. Gelbfish and his wife, (viii) 28,800 shares of common stock issuable upon exercise of 2009 warrants held by Dr. Gelbfish as custodian for certain of his children, and (ix) 28,800 shares of common stock issuable upon exercise of 2009 warrants held by Landmark Foundation.  However, in accordance with Rule 13d-4 under the Exchange Act, the number of shares of our common stock into which the Series C-3 preferred stock are convertible, are limited pursuant to its terms to that number of shares of our common stock which would result in Dr. Gelbfish having aggregate beneficial ownership of 9.99% of the total issued and outstanding shares of our common stock (the “Gelbfish Ownership Limitation”).  In accordance with Rule 13d-4 under the Exchange Act, Dr. Gelbfish disclaims beneficial ownership of any and all shares of our common stock issuable upon any conversion of the Gelbfish Convertible Securities if such conversion would cause Dr. Gelbfish’s aggregate beneficial ownership to exceed or remain above the Gelbfish Ownership Limitation.  Does not include 250,000 shares of our common stock issuable upon exercise of 2014 warrants held by Dr. Gelbfish individually, which are not exercisable until January 8, 2015, and which prohibit conversion if after such conversion Dr. Gelbfish and his affiliates would beneficially own more than 9.9% of our outstanding common stock. Dr. Gelbfish resigned on May 12, 2014.

(6)	Consists of 5,000 shares of our common stock issuable upon exercise of stock options.

(7)
Consists of (i) 124,035 shares of our common stock held by Mr. Lefkowitz individually (including 24,963 shares held for the benefit of his son), (ii) 10,000 shares of our common stock held by Mr. Lefkowitz’s spouse, (iii) 174,741 shares of our common stock held by Wade Capital Corporation Money Purchase Plan, an entity for which Mr. Lefkowitz has voting and investment control, (iv) 485,000 shares of our common stock issuable upon exercise of stock options,  (v) 45,000 shares of our common stock issuable upon conversion of 4,500 shares of our Series C-3 convertible preferred stock held by Mr. Lefkowitz individually, (vi) 30,000 shares of our common stock issuable upon conversion of 3,000 shares of our Series C-3 convertible preferred stock held by Wade Capital Corporation Money Purchase Plan,  and (vii) 24,536 shares of our common stock issuable upon exercise of 2009 warrants held by Mr. Lefkowitz individually. The number of shares of our common stock into which the Series C-3 preferred stock are convertible, are limited pursuant to its terms to that number of shares of our common stock which would result in Mr. Lefkowitz having aggregate beneficial ownership of 9.99% of the total issued and outstanding shares of our common stock (the “Lefkowitz Ownership Limitation”).  In accordance with Rule 13d-4 under the Exchange Act, Mr. Lefkowitz disclaims beneficial ownership of any and all shares of our common stock issuable upon any conversion of the Lefkowitz Convertible Securities if such conversion would cause Mr. Lefkowitz’s aggregate beneficial ownership to exceed or remain above the Lefkowitz Ownership Limitation.  Does not include 22,500 shares of our common stock issuable upon exercise of 2014 warrants held by Mr. Lefkowitz individually or 15,000 shares of our common stock issuable upon exercise of 2014 warrants held by Wade Capital Corporation, which are not exercisable until January 8, 2015, which prohibit conversion or exercise if after such conversion or exercise Mr. Lefkowitz and his affiliates would beneficially own more than 9.9% of our outstanding common stock.

(8)	Consists of 10,000 shares of our common stock issuable upon exercise of stock options.

(9)
Consists of (i) 196,243 shares of our common stock held by MW Bridges LLC, of which Mr. Milby is Managing Partner, (ii) 500,000 shares of our common stock issuable upon exercise of stock options, (iii) 62,500 shares of our common stock issuable upon exercise of 2012 warrants held by MW Bridges LLC, (iv) 237,000 shares of our common stock issuable upon conversion of 23,700 shares of our Series C-3 non-voting convertible preferred stock, and (v) 13,000 shares of our common stock issuable upon conversion of 1,300 shares of our Series C-3 non-voting convertible preferred stock held by MW Bridges LLC. The Series C-3 preferred stock identified in clauses (iv) through (v) above prohibit conversion or exercise if after such conversion Mr. Milby and his affiliates would beneficially own more than 9.9% of our outstanding common stock (the “Milby Ownership Limitation”).  In accordance with Rule 13d-4 under the Exchange Act, Mr. Milby disclaims beneficial ownership of any and all shares of our common stock issuable upon any conversion of the Milby Convertible Securities if such conversion would cause Mr. Milby’s aggregate beneficial ownership to exceed or remain above the Milby Ownership Limitation.  Does not include 118,500 shares of our common stock issuable upon exercise of 2014 warrants or 6,500 shares of our common stock issuable upon exercise of 2014 warrants held by MW Bridges LLC, which are not exercisable until January 8, 2015, and which prohibit conversion or exercise if after such conversion or exercise Mr. Milby and his affiliates would beneficially own more than 9.9% of our outstanding common stock.

(10)	Consists of (i) 16,725 shares of our common stock, and (ii) 580,000 shares of our common stock issuable upon exercise of stock options.

(11)
Consists of (i) 50,000 shares of our common stock issuable upon conversion of 5,000 shares of our Series C-3 non-voting convertible preferred stock, and (ii)10,000 shares of our common stock issuable upon exercise of stock options.  Does not include 25,000 shares of our common stock issuable upon exercise of 2014 warrants held by Ms. Tellez individually, which are not exercisable until January 8, 2015, and which prohibit conversion or exercise if after such conversion or exercise Ms. Tellez and her affiliates would beneficially own more than 9.9% of our outstanding common stock.

(12)
Consists of (i) 1,318,882 shares of our common stock, (ii) 2,368,750 shares of our common stock issuable upon exercise of stock options, (iii) 875,000 shares of our common stock issuable upon conversion of Series C-3 convertible preferred stock, and (iv) 212,920 shares of our common stock issuable upon exercise of warrants, as referenced in footnotes 4 through 11.

DIRECTOR COMPENSATION

Director Compensation in Fiscal 2012

The following table shows the compensation earned by each non-employee director of our company for the year ended December 31, 2013.

Name	Fees Earned ($)	Option Awards (1) (2) ($)	Total ($)
Richard M. Cohen(3)	-	-	-
Gary A. Gelbfish, M.D.(4)	41,250	36,850	78,100
Antony E. Pfaffle, M.D.(5)	-	-	-
Steven Lefkowitz(6)	-	-	-
Matthew P. Duffy	40,850	73,700	114,550

(1)
The amounts included in this column are the dollar amounts representing the full grant date fair value of each stock option award calculated in accordance with FASB ASC Topic 718 and do not represent the actual value that may be recognized by the directors upon option exercise. For information on the valuation assumptions used in calculating this amount, see Note 2 to our audited financial statements included in this Annual Report on Form 10-K.

(2)
As of December 31, 2013, the number of shares underlying options held by each non-employee director was as follows: 200,000 shares for Dr. Gelbfish; and 285,000 shares for Mr. Duffy.  For information on options held by Dr. Pfaffle and Mr. Lefkowitz, see the “Outstanding Equity Awards at Fiscal Year End” table above.

(3)
On September 30, 2011, Richard Cohen was appointed our Interim Chief Executive Officer and Executive Chairman in a non-employee capacity, and as such, no longer received Board fees and stock options grants from the date thereof.  Mr. Cohen’s compensation is set forth in the “Summary Compensation Table” above.  Mr. Cohen resigned all positions on August 15, 2013.

(4)	Dr. Gelbfish resigned on May 12, 2014.

(5)
On January 1, 2013, Antony Pfaffle was appointed our Acting Chief Scientific Officer.  All compensation paid to Dr. Pfaffle as an officer and a director is set forth in the “Summary Compensation Table” above.

(6)
On August 15, 2013, Steven Lefkowitz was appointed our Interim Chief Financial Officer.  All compensation paid to Mr. Lefkowitz as an officer and a director is set forth in the “Summary Compensation Table” above.

Directors Compensation Plan

The Compensation Committee has adopted the following director cash compensation policy. Employee directors do not receive any compensation for their services on the Board. Non-employee directors are entitled to receive the following cash compensation: (i) a $20,000 annual retainer, except that the Chairman of the Board receives $30,000, (ii) $5,000 annually for service on the Audit Committee, except that the Chairman of the Audit Committee receives $12,000, (iii) $4,000 annually for service on the Nominating and Corporate Governance Committee, except that the Chairman of the Nominating and Corporate Governance Committee receives $5,000, (iv) $4,000 annually for service on the Compensation Committee, except that the Chairman of the Compensation Committee receives $5,000, (v) $1,000 for each in-person meeting of the Board attended, and (vi) $500 for each telephonic meeting of the Board attended.

In addition, the Board has adopted the following equity compensation plan for our non-employee directors: (i) an annual grant to each non-employee director at the first Board meeting of the calendar year of an option to purchase 30,000 shares of our common stock at an exercise price equal to the closing price of the common stock on the grant date, which option vests on the first anniversary of the grant date; and (ii) a one-time grant to each new non-employee director in connection with his or her initial election to the Board of an option to purchase 30,000 shares of our common stock at an exercise price equal to the closing price of the common stock on the grant date, which option vests in equal installments on each of the grant date, the first anniversary of the grant date and the second anniversary of the grant date.

EXECUTIVE COMPENSATION

Compensation Objectives and Philosophy

The Compensation Committee is responsible for reviewing and approving the compensation payable to our named executive officers and other key employees. As part of such process, the Compensation Committee seeks to accomplish the following objectives with respect to our executive compensation programs:

●	motivate, recruit and retain executives capable of meeting our strategic objectives;

●	provide incentives to ensure superior executive performance and successful financial results for our company; and

●	align the interests of the named executive officers with the long-term interests of our stockholders.

 The Compensation Committee seeks to achieve these objectives by:

●	establishing a compensation structure that is both market competitive and internally fair;

●	linking a substantial portion of compensation to our achievement of financial objectives and the individual’s contribution to the attainment of those objectives;

●	providing upward leverage for overachievement of goals; and

●	providing long-term equity-based incentives.

 In order to achieve the above goals, our total compensation package includes base salary and annual bonus, all paid in cash, as well as long-term compensation in the form of stock options and/or restricted stock. We believe that appropriately balancing the total compensation package is necessary in order to provide market-competitive compensation.

Setting Executive Compensation

The Compensation Committee oversees the design, development and implementation of the compensation program for the Chief Executive Officer and the other named executive officers. The Compensation Committee evaluates the performance of the Chief Executive Officer and determines the Chief Executive Officer’s compensation in light of the goals and objectives of the compensation program. The Chief Executive Officer and the Compensation Committee together assess the performance of the other named executive officers and determine their compensation, based on initial recommendations from the Chief Executive Officer. Our Chief Executive Officer provided the Compensation Committee with a detailed review of the performance of the other named executive officers and made recommendations to the Compensation Committee with respect to the compensation packages for those officers for 2013.

The other named executive officers do not play a role in their own compensation determination, other than discussing individual performance objectives and results with the Chief Executive Officer.

We did not use the services of any compensation consultant in matters affecting the compensation of named executive officers or directors during 2012 or 2013.  In the future, we, or the Compensation Committee, may engage or seek the advice of a compensation consultant.

The Compensation Committee has structured our annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Board and reward the executives for achieving such goals. At the end of the year, the Compensation Committee reviews the performance of each named executive officer in achieving the established objectives. These results are included with the overall performance review provided by the Chief Executive Officer, after which the Compensation Committee votes upon any recommendations for salary adjustments, stock option grants and cash incentives. The Chief Executive Officer then executes the actions approved by the Compensation Committee with respect to such matters.

Components of Compensation

The key components of our executive compensation package are cash compensation (salary and annual bonuses), long-term equity incentive awards and change in control and other severance agreements. These components are administered with the goal of providing total compensation that recognizes meaningful differences in individual performance, is competitive, varies the opportunity based on individual and corporate performance, and is valued by our named executive officers.

Base Salary.  It is the Compensation Committee’s objective to set a competitive rate of annual base salary for each named executive officer. The Compensation Committee believes competitive base salaries are necessary to attract and retain top quality executives, since it is common practice for public companies to provide their named executive officers with a guaranteed annual component of compensation that is not subject to performance risk. The Compensation Committee, on its own or with outside consultants, may establish salary ranges for the named executive officers, with minimum to maximum opportunities that cover the normal range of market variability. The actual base salary for each named executive officer is then derived from those salary ranges based on his responsibility, tenure and past performance and market comparability. Annual base salaries for the named executive officers are reviewed and approved by the Compensation Committee in the first quarter following the end of the previous performance year. Changes in base salary are based on the scope of an individual’s current job responsibilities, individual performance in the previous performance year, target pay position relative to the peer group, and our salary budget guidelines. The Compensation Committee reviews established goals and objectives, and determines an individual’s achievement of those goals and objectives and considers the recommendations provided by the Chief Executive Officer to assist it in determining appropriate salaries for the named executive officers other than the Chief Executive Officer. For any given performance year, actual salary increases may range from 0% to 10% of the salary guidelines based on individual performance. This broad range allows for meaningful differentiation on a pay for performance basis.

The base salary information for our named executive officers for 2013 is set forth in the table above. As a result of our financial condition as well as changes in our management in 2013, the Chief Executive Officer and the Compensation Committee recommended to the Board that no merit increases be granted to our named executive officers for 2013.

Annual Bonuses. As part of their compensation package, our named executive officers generally have the opportunity to earn annual bonuses. Annual bonuses are designed to reward superior executive performance while reinforcing our short-term strategic operating goals. The Compensation Committee establishes each year a target award for each named executive officer based on a percentage of base salary, and based on any applicable terms in any individual employment agreements. Annual bonus targets as a percentage of salary increase with executive rank so that for the more senior executives, a greater proportion of their total cash compensation is contingent upon annual performance.

At the beginning of the performance year, each named executive officer, in conjunction with the Chief Executive Officer, establishes annual goals and objectives. Actual bonus awards are based on an assessment against the pre-established goals for each named executive officer’s individual performance, the performance of the business function for which he is responsible, and/or our overall performance for the year. For any given performance year, proposed annual bonuses may range from 0% to 100% of target, or higher under certain circumstances, based on corporate and individual performance. Corporate and individual performance has a significant impact on the annual bonus amounts because the Compensation Committee believes it is a precise measure of how the named executive officer contributed to business results.

As a result of our financial condition, our Interim Chief Executive Officer and the Compensation Committee determined not to grant bonuses to the named executive officers for 2011 or 2012.

Long-Term Incentive Equity Awards. We believe that long-term performance is achieved through an ownership culture that encourages high performance by our named executive officers through the use of stock-based awards. Our 2006 Stock Plan and 2013 Stock Plan were each established to provide our employees, including our named executive officers, with incentives to help align employees’ interests with the interests of our stockholders.  Effective upon the approval by our stockholders of our 2013 Stock Plan, we are no longer able to issue any award under the 2006 Stock Plan.  The Compensation Committee believes that the use of stock-based awards offers the best approach to achieving our compensation goals. We have historically elected to use stock options as the primary long-term equity incentive vehicle; however, the Compensation Committee has used restricted stock in the past and may in the future utilize restricted stock as part of our long-term incentive program. We have selected the Black-Scholes method of valuation for share-based compensation.  Due to the early stage of our business and our desire to preserve cash, we expect to provide a greater portion of total compensation to our named executive officers through stock options and restricted stock grants than through cash-based compensation.  The Compensation Committee generally oversees the administration of our 2006 Stock Plan.

Stock Options. Our 2013 Stock Plan (and formerly our 2006 Stock Plan) authorizes us to grant options to purchase shares of common stock to our employees, directors and consultants.

The Compensation Committee reviews and approves stock option awards to named executive officers based upon a review of competitive compensation data, its assessment of individual performance, a review of each named executive officer’s existing long-term incentives, and retention considerations. Periodic stock option grants are made at the discretion of the Compensation Committee to eligible employees and, in appropriate circumstances, the Compensation Committee considers the recommendations of Randy Milby, our Chief Executive Officer.

Stock options granted to employees have an exercise price equal to the fair market value of our common stock on the day of grant, typically vest over a time or upon the achievement of certain performance-based milestones and are based upon continued employment, and generally expire 10 years after the date of grant. The fair value of the options granted to the named executive officers in the Summary Compensation Table is determined in accordance with the Black-Scholes method of valuation for share-based compensation. Incentive stock options also include certain other terms necessary to ensure compliance with the Internal Revenue Code of 1986.

We expect to continue to use stock options as a long-term incentive vehicle because:

●
Stock options align the interests of our named executive officers with those of our stockholders, supporting a pay-for performance culture, foster employee stock ownership, and focus the management team on increasing value for our stockholders.

●
Stock options are performance-based. All of the value received by the recipient of a stock option is based on the growth of the stock price. In addition, stock options can be issued with vesting based on the achievement of specified milestones.

●	Stock options help to provide balance to the overall executive compensation program as base salary and annual bonuses focus on short-term compensation, while the vesting of stock options increases stockholder value over the longer term.

●	The vesting period of stock options encourages executive retention and the preservation of stockholder value. In determining the number of stock options to be granted to our named executive officers, we take into account the individual’s position, scope of responsibility, ability to affect profits and stockholder value and the individual’s historic and recent performance and the value of stock options in relation to other elements of the individual named executive officer’s total compensation.
●
Restricted Stock.  Our 2013 Stock Plan (and formerly our 2006 Stock Plan) authorizes us to grant restricted stock. No restricted stock grants were awarded during 2012 or 2013. In order to implement our long-term incentive goals, we may grant shares of restricted stock in the future.

Restricted Stock.  Our 2013 Stock Plan (and formerly our 2006 Stock Plan) authorizes us to grant restricted stock. No restricted stock grants were awarded during 2012 or 2013. In order to implement our long-term incentive goals, we may grant shares of restricted stock in the future.

Executive Benefits and Perquisites

Our named executive officers, some of whom may be parties to employment or consulting agreements, will continue to be parties to such agreements in their current form until the expiration or termination of the employment or consulting agreement or until such time as the Compensation Committee determines in its discretion that revisions to such agreements are advisable. In addition, consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our named executive officers, including medical, dental and life insurance and the ability to contribute to a 401(k) plan; however, the Compensation Committee in its discretion may revise, amend or add to the officer’s executive benefits if it deems it advisable. We believe these benefits are currently comparable to benefit levels for comparable companies.

Employment Agreements and Arrangements

Randy Milby

On May 2, 2012, we appointed Mr. Milby as Chief Operating Officer pursuant to a three-month consulting agreement with MW Bridges LLC, of which Mr. Milby is Managing Partner. MW Bridges LLC received a consulting fee of $6,400 per month for Mr. Milby’s services. Additionally, MW Bridges LLC was granted stock options to purchase 50,000 shares of our common stock at an exercise price of $0.29 per share. Such stock options vested upon CE Mark approval for Neutrolin in July 2013. On October 31, 2012, we and MW Bridges LLC entered into an amendment to the consulting agreement, which, among other things, (i) extended the then-current term for an additional three months, and (ii) increased Mr. Milby’s monthly retainer to $12,000, effective October 1, 2012.  On December 24, 2012, we again amended the consulting agreement to extend its term to June 24, 2013 and Mr. Milby was appointed our Chief Executive Officer, effective January 1, 2013.  On April 1, 2013, Mr. Milby became an employee of the Company and the consulting agreement was terminated.

Summary Compensation Table

The following table sets forth information with respect to compensation earned by our named executive officers in the years ended December 31, 2013 and 2012:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards (1) ($)	All Other Compensation ($)		Total ($)
Randy Milby (2)	2013	223,500	-	368,500	-		592,000
Chief Executive Officer	2012	58,800	-	67,750	-		126,550
Richard M. Cohen (3)	2013	60,000	-	80,559	-		140,559
Interim Chief Executive Officer and Interim Chief Financial Officer	2012	86,250	-	39,200	-		125,450
Steven W. Lefkowitz (4)	2013	30,000	-	88,440	39,650	(5)	158,090
Interim Chief Financial Officer	2012	-	-	-	-		-
Antony E. Pfaffle (6)	2013	120,000	-	154,770	37,500	(5)	312,270
Acting Chief Scientific Officer	2012	-	-	-	-		-

_________________

(1)
The amounts included in this column are the dollar amounts representing the full grant date fair value of, and in the case of Mr. Cohen, the incremental fair value of modifications in August 2013 to his then outstanding options, of each stock option award calculated in accordance with FASB ASC Topic 718 and do not represent the actual value that may be recognized by the named executive officers upon option exercise.  For information on the valuation assumptions used in calculating this amount, see Note 2 to our audited financial statements included in this Annual Report on Form 10-K.

(2)
Mr. Milby became our Chief Operating Officer in May 2012. Effective January 1, 2013, the Board appointed Mr. Milby our Chief Executive Officer.  The amount of salary reported for 2013 includes $36,000 paid in consulting fees to MW Bridges LLC, of which Mr. Milby is Managing Partner; all salary reported for 2012 was paid to MW Bridges.  Mr. Milby became an employee on April 1, 2013.

(3)
Mr. Cohen resigned as a director and our Interim Chief Financial Officer in August 2013. As our Interim Chief Executive Officer, Mr. Cohen did not receive Board fees and Board stock options grants in 2012 or 2013.

(4)	Mr. Lefkowitz became our Interim Chief Financial Officer in August 15, 2013.

(5)	Consists of director fees.

(6)	Dr. Pfaffle became our Acting Chief Scientific Officer on January 1, 2013.

Outstanding Equity Awards at Fiscal Year-End 2013

The following table contains certain information concerning unexercised options for the Named Executive Officers as of December 31, 2013.

	Number of Shares Underlying Unexercised Options (#) – Exercisable	Number of Shares Underlying Unexercised Options (#) - Unexercisable		Option Exercise Price ($)	Option Expiration Date
Randy Milby	50,000	-		0.29	5/14/2022
	100,000	-		0.68	12/05/2022
	250,000	250,000	(1)	0.90	3/20/2023
Richard M. Cohen	20,000	-		3.125	8/15/2015
	30,000	-		2.10	8/15/2015
	70,000	-		0.68	8/15/2015
	40,000	-		0.90	8/15/2015
Steven W. Lefkowitz	30,000	-		1.10	8/11/2021
	30,000	-		0.29	1/06/2022
	150,000	-		0.68	12/5/2022
	45,000	75,000	(2)	0.90	3/20/2023
Antony E. Pfaffle	20,000	-		3.125	3/30/2020
	30,000	-		2.10	1/14/2022
	30,000	-		0.29	1/06/2022
	250,000	-		0.68	12/05/2022
	50,000	160,000	(3)	0.90	3/20/2023

__________________
(1)
On March 20, 2013, we granted Mr. Milby 500,000 ten-year non-qualified stock options under the 2013 Plan, with an exercise price of $0.90 per share.  These options vest upon specified milestones running through December 31, 2014.

(2)	On March 20, 2013, we granted Mr. Lefkowitz 120,000 ten-year non-qualified stock options under the 2013 Plan, with an exercise price of $0.90 per share. These options vest quarterly over two years.
(3)
On March 20, 2013, we granted Dr. Pfaffle 210,000 ten-year non-qualified stock options under the 2013 Plan, with an exercise price of $0.90 per share.  These options vest upon specified milestones running through December 31, 2014.

STOCKHOLDER COMMUNICATIONS

Stockholders may send any communications regarding Company business to the Board in care of our Corporate Secretary at our principal executive offices located at 745 Rt. 202-206, Suite 303, Bridgewater, New Jersey 08807. The Secretary will forward all such communications to the addressee.

AUDITOR AND AUDIT COMMITTEE MATTERS

Report of the Audit Committee

The Audit Committee has reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2013, which were audited by CohnReznick LLP, our then independent registered public accounting firm. The Audit Committee discussed with CohnReznick LLP, the matters required to be discussed pursuant to Public Company Accounting Oversight Board (United States) Auditing Standard 16 (Communication with Audit Committee). The Audit Committee received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. The Audit Committee also considered whether the provision of services other than the audit of our financial statements for the year ended December 31, 2013 were compatible with maintaining CohnReznick LLP’s independence.

Based on the review and discussions referred to in the foregoing paragraph, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC.

All members of our Audit Committee are independent under SEC regulation and Section 803B(2) of the NYSE MKT Rules. The financial literacy requirements of the SEC require that each member of our Audit Committee be able to read and understand fundamental financial statements. In addition, at least one member of our Audit Committee must qualify as an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC, and have financial sophistication in accordance with the NYSE MKT Rules 803B2(a)(iii). Our Board has determined that Ms.Tellez qualifies as an audit committee financial expert.

The Audit Committee pre-approves the engagement of our independent auditor to render any audit services to our company. The Audit Committee also pre-approves any other engagement of our independent auditor, which is limited to specified permitted non-audit services on a case-by-case basis. The Committee generally limits its pre-approval of non-audit services to a specified period of time and, for some services, to a maximum dollar amount.

                     THE AUDIT COMMITTEE
Cora M. Tellez, Chairman
Matthew Duffy
Taunia Markvicka

Fees Paid to the Independent Registered Public Accounting Firm

The following table sets forth fees billed to us by CohnReznick LLP, our former independent registered public accounting firm, during the years ended December 31, 2013 and 2012 for: services relating to auditing our annual financial statements, reviewing our financial statements included in our quarterly reports on Form 10-Q, reviewing registration statements in connection with a Form S-3 filed during 2012 and Forms S-3 and S-8 filed during 2013 and services rendered in connection with tax compliance, tax advice and tax planning, and all other fees for services rendered.

	2013	2012

Audit Fees	$190,445	$91,031
Audit Related Fees	-	-
Tax Fees	$7,850	$19,675
All Other Fees	-	-
	$198,295	$110,706

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director Independence

The Board has determined that all directors, except Randy Milby, are independent as defined in Rule 803A(2) of the NYSE MKT Rules. In addition to the specific bars to independence set forth in that rule, we also consider whether a director or his affiliates have provided any services to, worked for or received any compensation from us or any of our subsidiaries in the past three years in particular.

Related Party Transactions

Paramount BioCapital, Inc. and Lindsay A. Rosenwald, M.D.

Dr. Rosenwald is the Chairman, Chief Executive Officer and sole stockholder of Paramount BioCapital, Inc. (“Paramount”). Prior to December 31, 2012, Dr. Rosenwald beneficially owned in excess of 5.0% of our voting capital stock.

On September 20, 2012, Dr. Rosenwald purchased, in a private placement, $50,000 of (i) 9% senior convertible notes, convertible into shares of our common stock, at a conversion price of $0.35 per share; and (ii) a five year redeemable warrant to purchase common stock at an exercise price of $0.40 per share, all on the same terms as other investors in the private placement.

Gary A. Gelbfish, M.D.

On September 20, 2012, Dr. Gelbfish purchased, in a private placement, $100,000 of (i) 9% senior convertible notes, convertible into shares of our common stock, at a conversion price of $0.35 per share; and (ii) a five-year redeemable warrant to purchase common stock at an exercise price of $0.40 per share, all on the same terms as other investors in the private placement.  On January 8, 2014, Dr. Gelbfish purchased, in a private placement, 50,000 shares of our Series C-3 convertible preferred stock and a warrant to purchase 250,000 shares of our common stock at an exercise price of $1.25 per share (which warrant is exercisable for five years after January 8, 2015), all on the same terms as other investors in the private placement.

Steven W. Lefkowitz

On September 20, 2012 and November 13, 2013, Mr. Lefkowitz purchased, indirectly through Wade Capital Corporation Money Purchase Plan (an entity for which he has voting and investment control) and individually, in a private placement, $35,000 and $15,000, respectively (i) 9% senior convertible notes, convertible into shares of our common stock, at a conversion price of $0.35 per share; and (ii) a five-year redeemable warrant to purchase common stock at an exercise price of $0.40 per share, all on the same terms as other investors in the private placement. On January 8, 2014, Mr. Lefkowitz purchased, indirectly through Wade Capital Corporation Money Purchase Plan (an entity for which he has voting and investment control) and individually, in a private placement, 4,500 and 3,000 shares, respectively, of our Series C-3 convertible preferred stock and warrants to purchase 22,500 and 15,000 shares, respectively, of our common stock at an exercise price of $1.25 per share (which warrants are exercisable for five years after January 8, 2015), all on the same terms as other investors in the private placement.

Randy Milby

On September 20, 2012, Mr. Milby purchased, indirectly through MW Bridges LLC (an entity for which he is Managing Partner, and has voting and investment control), in a private placement, $50,000 of (i) 9% senior convertible notes, convertible into shares of our common stock, at a conversion price of $0.35 per share; and (ii) a five-year redeemable warrant to purchase common stock at an exercise price of $0.40 per share, all on the same terms as other investors in the private placement. On January 8, 2014, Mr. Milby purchased, indirectly through MW Bridges LLC (an entity for which he is Managing Partner, and has voting and investment control) and individually, in a private placement, 23,700 and 1,300 shares, respectively, of our Series C-3 convertible preferred stock and warrants to purchase 118,500 and 6,500 shares, respectively, of our common stock at an exercise price of $1.25 per share (which warrants are exercisable for five years after January 8, 2015), all on the same terms as other investors in the private placement.

Cora M. Tellez

On January 8, 2014, Ms. Tellez purchased, in a private placement, 5,000 shares of our Series C-3 convertible preferred stock and a warrant to purchase 25,000 shares of our common stock at an exercise price of $1.25 per share (which warrant is exercisable for five years after January 8, 2015), all on the same terms as other investors in the private placement.

Elliott Associates, L.P.

As of October 8, 2012, Manchester Securities Corp., a wholly-owned subsidiary of Elliott Associates, L.P., beneficially owned approximately 23.8% of our voting capital stock. In addition, on September 20, 2012, Elliott Associates, L.P. purchased, indirectly through Manchester Securities Corp., in a private placement, $400,000 of (i) 9% senior convertible notes, convertible into shares of our common stock, at a conversion price of $0.35 per share; and (ii) a five-year redeemable warrant to purchase common stock at an exercise price of $0.40 per share, all on the same terms as other investors in the private placement.

Matthew Duffy

On November 13, 2012, Mr. Duffy purchased, in a private placement, $10,000 of (i) 9% senior convertible notes, convertible into shares of our common stock, at a conversion price of $0.35 per share; and (ii) a five-year redeemable warrant to purchase common stock at an exercise price of $0.40 per share, all on the same terms as other investors in the private placement.

Procedures for Review and Approval of Transactions with Related Persons

Pursuant to the Audit Committee Charter, the Audit Committee is responsible for reviewing and approving all related party transactions as defined under Item 404 of Regulation S-K, after reviewing each such transaction for potential conflicts of interests and other improprieties.

Audit Committee Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee is responsible for reviewing and approving in advance any audit and any permissible non-audit engagement or relationship between us and our independent registered public accounting firm. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by our independent registered public accounting firm. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to our management. Audit Committee pre-approval of non-audit services (other than review and attestation services) also will not be required if such services fall within available exceptions established by the SEC.  All services performed by our independent registered public accounting firm during 2013 were pre-approved by the Audit Committee.

DEADLINE FOR STOCKHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

Stockholder proposals to be included in the proxy statement for our next annual meeting of stockholders must be received by us not later than January 16, 2015. Under our bylaws, stockholder proposals to be considered at our next annual meeting must be received by us not later than 60 days prior to that meeting. All submissions must comply with all of the requirements of our bylaws and Rule 14a-8 of the Exchange Act. Proposals should be mailed to Richard M. Cohen, Corporate Secretary, CorMedix Inc., 745 Route 202-206, Suite 303, Bridgewater, New Jersey 08807.

Management’s proxy holders for the next annual meeting of stockholders will have discretion to vote proxies given to them on any stockholder proposal of which we do not have notice prior to April 1, 2015.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies to deliver a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. Upon request, we will promptly deliver a separate copy of proxy materials to one or more stockholders at a shared address to which a single copy of proxy materials was delivered. Stockholders may request a separate copy of proxy materials by contacting us either by calling (908) 517-9500 or by mailing a request to 745 Route 202-206, Suite 303, Bridgewater, New Jersey, 08807. Stockholders at a shared address who receive multiple copies of proxy materials may request to receive or a single copy of proxy materials in the future in the same manner as described above.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 as filed with the SEC is accessible free of charge on its website at www.sec.gov. It contains audited financial statements covering the fiscal years ended December 31, 2013 and 2012. You can request a copy of our Annual Report on Form 10-K free of charge by calling (908) 517-9500 or by mailing a request to our Corporate Secretary, 745 Route 202-206, Suite 303, Bridgewater, New Jersey 08807. Please include your contact information with the request.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in the ownership of our common stock and other equity securities.  Such persons are required to furnish us copies of all Section 16(a) filings.  Based solely upon a review of the copies of the forms furnished to us, we believe that our officers, directors and holders of more than 10% of our common stock complied with all applicable filing requirements during the fiscal year ended December 31, 2013, with the exception of Antony E. Pfaffle for whom a Form 4 to report the sale of 125 shares on September 24, 2013 was due on September 26, 2013 and that was filed on September 30, 2013.

CORMEDIX INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – JUNE 25, 2014 AT 11 A.M. ET
CONTROL ID:
REQUEST ID:

The undersigned hereby appoints Randy Milby and Antony E. Pfaffle and each of them, as proxies, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of CorMedix Inc., a Delaware corporation, held of record by the undersigned on May 1, 2014, at the Annual Meeting of Stockholders to be held at the Company’s headquarters at 745 Route 202-206, Suite 303, Bridgewater, New Jersey, on Wednesday, June 25, 2014 at 11:00 a.m., or at any adjournment(s) thereof.  The following proposals to be brought before the meeting are more specifically described in the accompanying proxy statement.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/CRMD
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF CORMEDIX INC.			PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Proposal 1		à	FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	Election of Directors for a one-year term:		☐	☐
	Matthew Duffy				☐
	Michael W. George				☐	CONTROL ID:
	Steven Lefkowitz				☐	REQUEST ID:
	Taunia Markvicka				☐
	Randy Milby				☐
	Antony E. Pfaffle, M.D.				☐
	Cora M. Tellez				☐

Proposal 2		à	FOR	AGAINST	ABSTAIN
	Ratification of the appointment of Friedman LLP as independent registered public accounting firm for the fiscal year ending December 31, 2014.		☐	☐	☐

MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.  If no direction is made this proxy will be voted for each of the director nominees  named in Proposal 1 and for Proposal 2, and in the discretion of the proxies named herein on any other matter as may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

MARK HERE FOR ADDRESS CHANGE   ☐ New Address (if applicable):
____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2014

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)